Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4800
J. Duncan Smith, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Record Earnings of

$27.8 Million for 2014, Record Wealth Assets of $7.7 Billion, Declares Dividend of $0.19

BRYN MAWR, Pa., January 22, 2015—Bryn Mawr Bank Corporation (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today reported net income of $7.0 million and diluted earnings per share of $0.51 for the three months ended December 31, 2014, as compared to net income of $6.5 million and diluted earnings per share of $0.47 for the same period in 2013. Net income for the three months ended December 31, 2014 included pre-tax due diligence and merger-related expenses of $957 thousand as compared to $155 thousand for the same period in 2013.

Net income for the twelve months ended December 31, 2014 was $27.8 million, or $2.01 per diluted share, as compared to $24.4 million, or $1.80 per diluted share, for the same period in 2013. Net income for the twelve months ended December 31, 2014 included pre-tax due diligence and merger-related expenses of $2.4 million as compared to $1.9 million for the same period in 2013.

Significant factors contributing to the results for the three months ended December 31, 2014, as compared to the same period in 2013, included a decrease in provision for loan losses and increases in the net gain on sale of available for sale investment securities, net interest income and wealth management revenue between the periods. These improvements were offset by increases in due diligence and merger-related expenses, salaries and wages and furniture, fixtures and equipment expense related to system upgrades.

“We are very pleased to close out the year with another strong quarter,” commented Frank Leto, President and Chief Executive Officer. “As we look forward to 2015, with the many challenges ahead, we are confident that the combination of a strong wealth management division, experienced lending staff, excellent credit quality and our recently expanded branch network will enable us to continue to produce strong results,” Mr. Leto continued.

The previously announced merger with Continental Bank Holdings, Inc. (“CBH”) was completed on January 1, 2015. Mr. Leto noted, “As a result of the thorough planning and preparation conducted in the months leading up to the CBH merger, the transaction closed on schedule and we are now poised to take advantage of the opportunities that our expanded presence in Montgomery County and our new presence in the City of Philadelphia provide.”

On January 22, 2015, the Board of Directors of the Corporation declared a quarterly dividend of $0.19 per share, payable March 1, 2015 to shareholders of record as of February 3, 2015.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – 4th Quarter 2014 Compared to 4th Quarter 2013

•	Net income of $7.0 million for the three months ended December 31, 2014 increased $573 thousand, or 8.9%, from $6.5 million for the same period in 2013.

•	Net interest income for the three months ended December 31, 2014 was $19.5 million, an increase of $362 thousand, or 1.9%, from $19.1 million for the same period in 2013. The increase in net interest income between the periods was largely the result of a $131.8 million, or 8.7%, increase in average portfolio loans for the three months ended December 31, 2014 as compared to the same period in 2013. Partially offsetting this loan growth was a decrease in average available for sale investment securities of $57.8 million for the three months ended December 31, 2014 as compared to the same period in 2013. In addition to the decrease in the investment portfolio, average long-term borrowings increased by $33.1 million, or 16.1%, and average interest-bearing deposits increased $58.5 million, or 5.1%, for the three months ended December 31, 2014 as compared to the same period in 2013.

•	The tax-equivalent net interest margin of 3.84% for the three months ended December 31, 2014 was a 19 basis point decrease from 4.03% for the same period in 2013. The decrease was primarily the result of a 23 basis point decline in yield on portfolio loans and a 3 basis point increase in rate paid on interest-bearing liabilities. The decline in yield on portfolio loans was partially related to the impact of fair value accounting for acquired loans which increased the tax-equivalent yield on loans during the three months ended December 31, 2014 by 10 basis points, as compared to an 18 basis point increase for the same period in 2013. Lessening the impact of these unfavorable yield and rate changes was a $134.0 million increase in average interest-earning assets offset by an $85.6 million increase in average interest-bearing liabilities for the three months ended December 31, 2014 as compared to the same period in 2013.

•	Non-interest income for the three months ended December 31, 2014 increased $648 thousand as compared to the same period in 2013. Largely responsible for this increase was the $390 thousand gain on sale of available for sale investment securities for the three months ended December 31, 2014, as compared to $10 thousand loss for the same period in 2013. The increase in gain on sale in available for sale investment securities resulted from the sale of mortgage backed securities in order to shorten the duration of the Corporation’s investment portfolio in anticipation of the addition of a longer-duration portfolio from the CBH merger. In addition, revenue from the Wealth Management Division remains strong, with a $157 thousand increase for the fourth quarter of 2014 as compared to the same period in 2013. Wealth Management Division assets under management, administration, supervision and brokerage as of December 31, 2014 were $7.7 billion, an increase of $432 million, or 5.9%, from December 31, 2013. This increase was driven by organic growth as a result of the division’s strategic initiatives and other new business, along with some market appreciation.

•	Non-interest expense for the three months ended December 31, 2014 increased $1.3 million, to $21.9 million, as compared to $20.7 million for the same period in 2013. Largely contributing to the increase was an $802 thousand increase in due diligence and merger-related expenses related to both the CBH merger and the October 1, 2014 acquisition of Powers Craft Parker and Beard (“PCPB”). In addition to the increase in merger costs, furniture, fixtures and equipment costs increased by $341 thousand for the three months ended December 31, 2014 as compared to the same period in 2013, as several infrastructure improvement projects were completed and began amortizing. Also, salaries and wages increased by $431 thousand, largely related to the addition of the PCPB staff.

•	Nonperforming loans and leases of $10.1 million as of December 31, 2014 were 0.61% of total portfolio loans and leases, as compared to $10.5 million, or 0.68% of total portfolio loans and leases as of December 31, 2013. For the three months ended December 31, 2014, the Corporation recorded net loan and lease charge-offs of $697 thousand, as compared to $324 thousand for the same period in 2013. The provision for loan and lease losses (the “Provision”) for the three months ended December 31, 2014 was a release of $316 thousand, as compared to a Provision of $812 thousand for the same period in 2013.

Results of Operations – 4th Quarter 2014 Compared to 3rd Quarter 2014

•	Net income of $7.0 million for the three months ended December 31, 2014 increased $538 thousand, or 8.3%, from $6.5 million for the three months ended September 30, 2014.

•	Net interest income for the three months ended December 31, 2014 was $19.5 million, an increase of $311 thousand, or 1.6%, from $19.2 million for the three months ended September 30, 2014. The tax-equivalent yield earned on interest-earning assets declined by 4 basis points between periods, however a $49.1 million increase in average interest-earning assets partially offset by a $28.9 million increase in average interest-bearing liabilities between periods resulted in the increase in net interest income.

•	The tax-equivalent net interest margin of 3.84% for the three months ended December 31, 2014 was a 3 basis point decrease from 3.87% for the three months ended September 30, 2014. The decrease was primarily related to the 2 basis point decrease in yield earned on portfolio loans.

•	Non-interest income for the three months ended December 31, 2014 increased $1.3 million as compared to the three months ended September 30, 2014. The increase was comprised of increases of $680 thousand in other operating income, $390 thousand in gain on sale of available for sale investment securities and $164 thousand in wealth management revenue. The increase in other operating income was related to insurance commissions generated by PCPB, the insurance subsidiary acquired by the Corporation on October 1, 2014. The increase in gain on sale of available for sale investment securities resulted from the sale of mortgage backed securities in order to shorten the duration of the Corporation’s investment portfolio in anticipation of the addition of a longer-duration portfolio from the CBH merger. The increase in revenue from wealth management services was driven by organic growth as a result of the division’s strategic initiatives and other new business, along with some market appreciation.

•	Non-interest expense for the three months ended December 31, 2014 increased $2.0 million, to $21.9 million, as compared to $19.9 million for the three months ended September 30, 2014. The increase between the periods was partially related to an increase of $1.0 million in salaries and employee benefits. The increase in salaries and employee benefits was related to the addition of the PCPB staff, which joined the Corporation on October 1, 2014, as well as year-end accruals of incentives and bonuses. Furniture, fixtures and equipment expense increased by $280 thousand as several infrastructure improvement projects were completed and began amortizing during the fourth quarter of 2014. Due diligence and merger-related expenses increased by $182 thousand related to the CBH and PCPB transactions and charitable contributions increased by $192 thousand for the three months ended December 31, 2014 as compared to the three months ended September 30, 2014.

•	Nonperforming loans and leases of $10.1 million as of December 31, 2014 were 0.61% of total portfolio loans and leases, as compared to $8.3 million, or 0.51% of total portfolio loans and leases as of September 30, 2014. For the three months ended December 31, 2014, the Corporation recorded net loan and lease charge-offs of $697 thousand, as compared to $421 thousand for the three months ended September 30, 2014. The Provision for the three months ended December 31, 2014 was a release of $316 thousand, as compared to a Provision of $550 thousand for the three months ended September 30, 2014, a decrease of $866 thousand.

Financial Condition – December 31, 2014 Compared to December 31, 2013

•	Total portfolio loans and leases of $1.65 billion as of December 31, 2014 increased by $105.1 million, or 6.8%, from December 31, 2013, with residential mortgages, commercial mortgages, and construction loans accounting for a majority of the increase.

•	The allowance for loan and lease losses (the “Allowance”) as of December 31, 2014 was $14.6 million, or 0.88% of portfolio loans as compared to $15.5 million, or 1.00% of portfolio loans and leases, as of December 31, 2013. The decrease in Allowance as a percentage of loans was the result of partial charge-offs of impaired loans which had previously been specifically provided for, as well as improving credit quality metrics and positive economic indicators.

•	Total assets as of December 31, 2014 were $2.25 billion, an increase of $184.8 million from December 31, 2013. Increases in loan balances and interest-bearing deposits with other banks, partially offset by decreases in available for sale investment securities, accounted for the majority of this increase, with funding for loan originations provided by increased deposits and borrowings.

•	Deposits of $1.69 billion, as of December 31, 2014, increased $96.7 million from December 31, 2013. The increase was comprised of a $38.8 million increase in wholesale time deposits, a $23.8 million increase in wholesale non-maturity deposits, a $20.3 million increase in non-interest-bearing deposits and a $36.2 million increase in other core deposits. These increases were partially offset by decreases of $22.4 million in retail time deposits between December 31, 2013 and December 31, 2014.

•	The capital ratios for the Bank and the Corporation, as shown in the attached tables, indicate levels well above the regulatory minimum to be considered “well capitalized.” The tangible equity ratios for both the Bank and the Corporation have decreased from their December 31, 2013 levels of 8.78% and 8.92%, to 8.19% and 8.61%, respectively, at December 31, 2014. These decreases were primarily related to an increase in other comprehensive losses in the Corporation’s pension plans which were partially offset by increases in retained earnings and unrealized gains on available for sale investment securities.

EARNINGS CONFERENCE CALL

The Corporation will hold an earnings conference call at 8:30 a.m. EDT on Friday, January 23, 2015. Interested parties may participate by dialing (toll-free) 1-877-504-8812 (international (toll) 1-412-902-6656). A taped replay of the conference call will be available one hour after the conclusion of the call and will remain available through February 6, 2015. The taped replay may be accessed by dialing (toll-free) 1-877-344-7529 (international (toll) 1-412-317-0088) and the conference number is 10057169.

The conference call will be simultaneously broadcast live over the Internet through a webcast on the investor relations portion of the Bryn Mawr Bank Corporation’s website. To access the call, please visit the website at http://services.choruscall.com/links/bmtc150123.html. An online archive of the webcast will be available within one hour of the conclusion of the call. The Corporation has also recently expanded its Investor Relations website to include added resources and information for shareholders and interested investors. Interested parties are encouraged to utilize the expanded resources of the site for more information on Bryn Mawr Bank Corporation.

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “estimate,” “target,” “potentially,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation’s control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, that the integration of CBH’s business with the Corporation may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as well as any changes in risk factors that we may identify in our quarterly or other reports filed with the SEC.

# # # #

Bryn Mawr Bank Corporation

Consolidated Statements of Income—(unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Interest income	$21,055	$20,749	$20,941	$20,161	$20,525
Interest expense	1,568	1,573	1,499	1,438	1,400

Net interest income	19,487	19,176	19,442	18,723	19,125
Provision for loan and lease losses	(316)	550	(100)	750	812

Net interest income after provision for loan and lease losses	19,803	18,626	19,542	17,973	18,313
Fees for wealth management services	9,263	9,099	9,499	8,913	9,106
Loan servicing and other fees	450	431	428	446	465
Service charges on deposits	658	663	656	601	638
Net gain on sale of residential mortgage loans	471	440	537	324	529
Net gain (loss) on sale of investment securities available for sale	390	—	85	(4)	(10)
Net gain (loss) on sale of other real estate owned	4	(49)	220	—	(106)
Bank owned life insurance income	84	76	74	81	88
Other operating income	1,563	883	1,258	778	1,525

Non-interest income	12,883	11,543	12,757	11,139	12,235
Salaries and wages	9,869	9,110	9,694	8,440	9,438
Employee benefits	1,900	1,652	1,809	1,979	2,399
Occupancy and bank premises	1,808	1,881	1,683	1,933	1,738
Furniture fixtures and equipment	1,358	1,078	1,089	983	1,017
Advertising	400	310	455	339	431
Net impairment (recovery) of mortgage servicing rights	70	(3)	(3)	(8)	(10)
Amortization of mortgage servicing rights	105	128	128	115	123
Amortization of intangible assets	753	633	636	637	655
FDIC insurance	268	265	242	271	259
Due diligence and merger-related expenses	957	775	377	264	155
Professional fees	809	701	914	593	581
Pennsylvania bank shares tax	64	412	412	368	274
Other operating expenses	3,571	3,019	3,190	2,985	3,598

Non-interest expense	21,932	19,961	20,626	18,899	20,658
Income before income taxes	10,754	10,208	11,673	10,213	9,890
Income tax expense	3,710	3,702	4,069	3,524	3,419

Net income	$7,044	$6,506	$7,604	$6,689	$6,471

Per share data:
Weighted average shares outstanding	13,646,098	13,600,355	13,531,170	13,485,213	13,419,269
Dilutive common shares	296,682	272,516	304,998	304,828	308,674

Adjusted weighted average dilutive shares	13,942,780	13,872,871	13,836,168	13,790,041	13,727,943

Basic earnings per common share	$0.52	$0.48	$0.56	$0.50	$0.48
Diluted earnings per common share	$0.51	$0.47	$0.55	$0.49	$0.47
Dividend declared per share	$0.19	$0.19	$0.18	$0.18	$0.18
Effective tax rate	34.5%	36.3%	34.9%	34.5%	34.6%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)

Net income (a GAAP measure)	$7,044	$6,506	$7,604	$6,689	$6,471
add: tax-effected** due diligence and merger-related expenses	622	504	245	172	101

Net income excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	7,666	7,010	7,849	6,861	6,572
Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$0.56	$0.52	$0.58	$0.51	$0.49
Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$0.55	$0.51	$0.57	$0.50	$0.48

*	The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies
**	assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Statements of Income—(unaudited)

(dollars in thousands, except per share data)

	For The Twelve Months Ended December 31,
	2014	2013
Interest income	$82,906	$78,417
Interest expense	6,078	5,427

Net interest income	76,828	72,990
Provision for loan and lease losses	884	3,575

Net interest income after provision for loan and lease losses	75,944	69,415
Fees for wealth management services	36,774	35,184
Loan servicing and other fees	1,755	1,845
Service charges on deposits	2,578	2,445
Net gain on sale of residential mortgage loans	1,772	4,117
Net gain (loss) on sale of investment securities available for sale	471	(8)
Net gain (loss) on sale of other real estate owned	175	(300)
Bank owned life insurance income	315	358
Other operating income	4,482	4,714

Non-interest income	48,322	48,355
Salaries and wages	37,113	36,346
Employee benefits	7,340	8,832
Net gain on curtailment of nonqualified pension plan	—	(690)
Occupancy and bank premises	7,305	6,862
Furniture fixtures and equipment	4,508	3,977
Advertising	1,504	1,526
Net (recovery) impairment of mortgage servicing rights	56	3
Amortization of mortgage servicing rights	476	740
Amortization of intangible assets	2,659	2,633
FDIC insurance	1,046	1,063
Due diligence and merger-related expenses	2,373	1,885
Professional fees	3,017	2,456
Early extinguishment of debt—costs and premiums	—	347
Pennsylvania bank shares tax	1,256	942
Other operating expenses	12,765	13,818

Non-interest expense	81,418	80,740
Income before income taxes	42,848	37,030
Income tax expense	15,005	12,586

Net income	$27,843	$24,444

Per share data:
Weighted average shares outstanding	13,566,239	13,311,215
Dilutive common shares	294,756	260,395

Adjusted weighted average shares	13,860,995	13,571,610

Basic earnings per common share	$2.05	$1.84
Diluted earnings per common share	$2.01	$1.80
Dividend declared per share	$0.74	$0.69
Effective tax rate	35.0%	34.0%

Supplemental Non-GAAP Performance Measures* (Includes Reconciliation of Non-GAAP to GAAP Performance Measures)

Net income (a GAAP measure)	$27,843	$24,444
add: tax-effected** due diligence and merger-related expenses	1,542	1,225

Net income excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	29,385	25,669
Basic earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$2.17	$1.93
Diluted earnings per common share excluding tax-effected** due diligence and merger-related expenses (a non-GAAP measure)	$2.12	$1.89

*	The Corporation believes the presentation of the above non-GAAP financial measure provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations of the Corporation. Management uses this non-GAAP financial measure in its analysis of the Corporation’s performance. This non-GAAP disclosure should not be viewed as a substitute for the financial measure determined in accordance with GAAP, nor is it necessarily comparable to a non-GAAP performance measure that may be presented by other companies
**	assumed nominal tax rate of 35%

Bryn Mawr Bank Corporation

Consolidated Balance Sheets—(unaudited)

(dollars in thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Assets
Interest-bearing deposits with banks	$202,552	$56,253	$85,946	$59,248	$67,618
Investment securities—available for sale	229,577	265,939	266,402	272,599	285,808
Investment securities—trading	3,896	3,803	3,597	3,517	3,437
Loans held for sale	3,882	1,375	1,631	1,340	1,350
Portfolio loans:
Consumer	18,480	16,810	18,907	18,104	16,926
Commercial & industrial	335,645	342,524	334,474	334,295	328,459
Commercial mortgages	689,528	683,558	666,924	640,574	625,341
Construction	66,267	59,923	55,051	44,060	46,369
Residential mortgages	313,442	314,127	310,491	301,532	300,243
Home equity lines & loans	182,082	183,314	185,593	186,277	189,571
Leases	46,813	44,982	44,102	40,988	40,276

Total portfolio loans and leases	1,652,257	1,645,238	1,615,542	1,565,830	1,547,185
Earning assets	2,092,164	1,972,608	1,973,118	1,902,534	1,905,398
Cash and due from banks	16,717	11,312	17,018	14,696	13,453
Allowance for loan and lease losses	(14,586)	(15,599)	(15,470)	(15,770)	(15,515)
Premises and equipment	33,748	32,733	32,679	32,473	31,796
Accrued interest receivable	5,560	5,661	5,526	5,687	5,728
Mortgage servicing rights	4,765	4,796	4,760	4,734	4,750
Goodwill	35,502	32,843	32,843	32,843	32,843
Other intangible assets	22,998	17,459	18,092	18,728	19,365
Bank owned life insurance	20,535	20,451	20,375	20,301	20,220
FHLB stock	11,523	12,889	12,775	11,911	11,654
Deferred income taxes	7,011	5,786	5,984	7,517	8,690
Other investments	5,226	4,592	4,507	4,392	4,437
Other assets	5,343	18,351	19,018	19,770	18,846

Total assets	$2,246,506	$2,123,882	$2,131,225	$2,059,816	$2,061,665

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$277,228	$256,890	$263,247	$269,409	$266,787
Money market	566,354	550,238	559,070	556,076	544,310
Savings	138,992	142,364	145,312	141,979	135,240
Wholesale non-maturity deposits	66,693	41,290	41,840	42,704	42,937
Wholesale time deposits	73,458	60,171	50,152	34,104	34,639
Time deposits	118,400	121,158	123,572	130,983	140,794

Total interest-bearing deposits	1,241,125	1,172,111	1,183,193	1,175,255	1,164,707
Non-interest-bearing deposits	446,903	438,221	436,739	404,340	426,640

Total deposits	1,688,028	1,610,332	1,619,932	1,579,595	1,591,347
Long-term FHLB advances and other borrowings	260,146	230,574	233,132	214,640	205,644
Short-term borrowings	23,824	13,980	13,320	10,739	10,891
Other liabilities	29,034	21,387	21,470	19,365	23,885
Shareholders’ equity	245,474	247,609	243,371	235,477	229,898

Total liabilities and shareholders’ equity	$2,246,506	$2,123,882	$2,131,225	$2,059,816	$2,061,665

Bryn Mawr Bank Corporation

Consolidated Quarterly Average Balance Sheets—(unaudited)

(dollars in thousands)

	For The Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Assets
Interest-bearing deposits with banks	$115,276	$78,324	$70,775	$67,809	$56,569
Investment securities—available for sale	252,422	265,491	271,830	281,572	310,183
Investment securities—trading	3,804	3,599	3,518	3,438	2,368
Loans held for sale	982	1,116	1,280	504	1,197
Portfolio loans and leases	1,654,239	1,629,102	1,599,104	1,549,161	1,522,408

Earning assets	2,026,723	1,977,632	1,946,507	1,902,484	1,892,725
Cash and due from banks	13,795	12,739	12,067	12,302	13,132
Allowance for loan and lease losses	(15,837)	(15,672)	(16,073)	(15,761)	(15,226)
Premises and equipment	33,290	32,763	32,829	32,358	31,770
Goodwill	35,539	32,843	32,843	32,843	32,843
Other intangible assets	23,392	17,821	18,459	19,095	19,741
Bank owned life insurance	20,478	20,402	20,327	20,252	20,163
FHLB stock	11,419	12,864	12,663	11,915	12,242
Deferred income taxes	2,941	5,926	7,119	7,908	11,733
Other assets	31,102	30,491	29,750	29,940	22,288

Total assets	$2,182,842	$2,127,809	$2,096,491	$2,053,336	$2,041,411

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$259,408	$255,601	$264,087	$263,612	$248,722
Money market	553,708	565,803	556,241	545,108	548,351
Savings	143,650	143,877	143,418	137,812	137,327
Wholesale non-maturity deposits	60,197	43,256	42,970	41,828	48,465
Wholesale time deposits	68,525	54,976	48,791	35,133	22,735
Time deposits	120,855	121,986	127,167	134,574	142,258

Total interest-bearing deposits	1,206,343	1,185,499	1,182,674	1,158,067	1,147,858
Non-interest bearing deposits	446,252	426,883	416,104	415,514	420,072

Total deposits	1,652,595	1,612,382	1,598,778	1,573,581	1,567,930
Long-term FHLB advances and other borrowings	237,835	235,091	222,851	212,405	204,780
Short-term borrowings	19,407	14,074	17,220	13,090	25,364
Other liabilities	24,070	22,298	19,368	22,546	23,401
Shareholders’ equity	248,935	243,964	238,274	231,714	219,936

Total liabilities and shareholders’ equity	$2,182,842	$2,127,809	$2,096,491	$2,053,336	$2,041,411

Bryn Mawr Bank Corporation

Consolidated Year-to-Date Average Balance Sheets—(unaudited)

(dollars in thousands)

	For The Twelve Months Ended December 31,
	2014	2013
Assets
Interest bearing deposits with banks	$83,163	$67,124
Investment securities—available for sale	267,743	320,868
Investment securities—trading	3,591	2,106
Loans held for sale	972	1,729
Portfolio loans and leases	1,608,248	1,453,555

Earning assets	1,963,717	1,845,382
Cash and due from banks	12,730	12,946
Allowance for loan and lease losses	(15,836)	(14,800)
Premises and equipment	32,812	31,414
Goodwill	33,522	32,869
Intangible assets	19,699	20,724
Bank owned life insurance	20,365	20,041
FHLB stock	12,144	11,881
Deferred income taxes	5,960	11,714
Other assets	30,369	22,329

Total assets	$2,115,482	$1,994,500

Liabilities and shareholders’ equity
Interest-bearing deposits:
Interest-bearing checking	$260,652	$257,292
Money market	555,267	563,914
Savings	142,210	134,771
Wholesale non-maturity deposits	47,103	41,564
Wholesale time deposits	51,956	14,210
Time deposits	126,097	162,397

Total interest-bearing deposits	1,183,285	1,174,148
Non-interest-bearing deposits	426,274	400,254

Total deposits	1,609,559	1,574,402
Long-term FHLB advances and other borrowings	227,137	167,089
Short-term borrowings	15,960	16,457
Other liabilities	22,048	24,502
Shareholders’ equity	240,778	212,050

Total liabilities and shareholders’ equity	$2,115,482	$1,994,500

Bryn Mawr Bank Corporation

Quarterly Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields—(unaudited)

	For The Three Months Ended
	December 31, 2014			September 30, 2014			June 30, 2014			March 31, 2014			December 31, 2013
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid
Assets:
Interest-bearing deposits with other banks	$115,276	$65	0.22%	$78,324	$46	0.23%	$70,775	$44	0.25%	$67,809	$37	0.22%	$56,569	$27	0.19%
Investment securities—available for sale:
Taxable	221,190	973	1.75%	230,457	884	1.52%	235,853	903	1.54%	245,006	972	1.61%	271,152	1,127	1.65%
Tax-exempt	31,232	142	1.80%	35,034	149	1.69%	35,977	151	1.68%	36,566	153	1.70%	39,031	159	1.62%

Total investment securities—available for sale	252,422	1,115	1.75%	265,491	1,033	1.54%	271,830	1,054	1.56%	281,572	1,125	1.62%	310,183	1,286	1.64%
Investment securities —trading	3,804	9	0.94%	3,599	9	0.99%	3,518	17	1.94%	3,438	7	0.83%	2,368	51	8.54%
Loans and leases *	1,655,221	19,972	4.79%	1,630,218	19,767	4.81%	1,600,384	19,936	5.00%	1,549,665	19,107	5.00%	1,523,605	19,277	5.02%

Total interest-earning assets	2,026,723	21,161	4.14%	1,977,632	20,855	4.18%	1,946,507	21,051	4.34%	1,902,484	20,276	4.32%	1,892,725	20,641	4.33%
Cash and due from banks	13,795			12,739			12,067			12,302			13,132
Less allowance for loan and lease losses	(15,837)			(15,672)			(16,073)			(15,761)			(15,226)
Other assets	158,161			153,110			153,990			154,311			150,780

Total assets	$2,182,842			$2,127,809			$2,096,491			$2,053,336			$2,041,411

Liabilities:
Interest-bearing deposits:
Savings, NOW and market rate deposits	$956,766	$422	0.17%	$965,281	$430	0.18%	$963,746	$420	0.17%	$946,532	$405	0.17%	$934,400	$414	0.18%
Wholesale deposits	128,722	190	0.59%	98,232	175	0.71%	91,761	147	0.64%	76,961	114	0.60%	71,200	85	0.47%
Time deposits	120,855	143	0.47%	121,986	137	0.45%	127,167	146	0.46%	134,574	170	0.51%	142,258	151	0.42%

Total interest-bearing deposits	1,206,343	755	0.25%	1,185,499	742	0.25%	1,182,674	713	0.24%	1,158,067	689	0.24%	1,147,858	650	0.22%
Borrowings:
Short-term borrowings	19,407	4	0.08%	14,074	3	0.08%	17,220	5	0.12%	13,090	3	0.09%	25,364	12	0.19%
Long-term FHLB advances and other borrowings	237,835	809	1.35%	235,091	828	1.40%	222,851	781	1.41%	212,405	746	1.42%	204,780	738	1.43%

Total borrowings	257,242	813	1.25%	249,165	831	1.32%	240,071	786	1.31%	225,495	749	1.35%	230,144	750	1.29%
Total interest-bearing liabilities	1,463,585	1,568	0.43%	1,434,664	1,573	0.43%	1,422,745	1,499	0.42%	1,383,562	1,438	0.42%	1,378,002	1,400	0.40%
Noninterest-bearing deposits	446,252			426,883			416,104			415,514			420,072
Other liabilities	24,070			22,298			19,368			22,546			23,401

Total noninterest-bearing liabilities	470,322			449,181			435,472			438,060			443,473
Total liabilities	1,933,907			1,883,845			1,858,217			1,821,622			1,821,475
Shareholders’ equity	248,935			243,964			238,274			231,714			219,936

Total liabilities and shareholders’ equity	$2,182,842			$2,127,809			$2,096,491			$2,053,336			$2,041,411

Interest income to earning assets			4.14%			4.18%			4.34%			4.32%			4.33%
Net interest spread			3.71%			3.75%			3.92%			3.90%			3.93%
Effect of noninterest-bearing sources			0.13%			0.12%			0.11%			0.12%			0.10%

Tax-equivalent net interest income/ margin on earning assets		$19,593	3.84%		$19,282	3.87%		$19,552	4.03%		$18,838	4.02%		$19,241	4.03%

Tax-equivalent adjustment		$106	0.02%		$106	0.02%		$110	0.02%		$115	0.02%		$116	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$513			$516			$941			$761			$879
Accretion of fair value marks on time deposits		4			6			6			7			49
Accretion of fair value marks on borrowings		30			30			30			30			30

Net interest income from fair value marks		$547			$552			$977			$798			$958

Effect of fair value mark accretion on tax-equivalent net interest margin		0.11%			0.11%			0.20%			0.17%			0.20%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation

Average Balances and Tax-Equivalent Interest Income and Expense and Tax-Equivalent Yields

	For The Twelve Months Ended December 31,
	2014			2013
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/Paid
Assets:
Interest-bearing deposits with other banks	$83,163	193	0.23%	$67,124	158	0.24%
Investment securities available for sale:						%
Taxable	233,054	3,740	1.60%	282,978	3,849	1.36%
Tax-exempt	34,689	594	1.71%	37,890	588	1.55%

Investment securities—available for sale	267,743	4,334	1.62%	320,868	4,437	1.38%
Investment securities—trading	3,591	33	0.92%	2,106	73	3.47%
Loans and leases *	1,609,220	78,781	4.90%	1,455,284	74,180	5.10%

Total interest earning assets	1,963,717	83,341	4.24%	1,845,382	78,848	4.27%
Cash and due from banks	12,730			12,946
Less allowance for loan and lease losses	(15,836)			(14,800)
Other assets	154,871			150,972

Total assets	$2,115,482			$1,994,500

Liabilities:
Savings,NOW and market rate deposits	$958,129	$1,675	0.17%	$955,977	$1,757	0.18%
Wholesale deposits	99,059	627	0.63%	55,774	238	0.43%
Time deposits	126,097	596	0.47%	162,397	763	0.47%

Total interest-bearing deposits	$1,183,285	2,898	0.24%	$1,174,148	2,758	0.23%
Short-term borrowings	15,960	17	0.11%	167,089	2,644	1.58%
Long-term FHLB advances and other borrowings	227,137	3,163	1.39%	16,457	25	0.15%

Total Borrowings	243,097	3,180	1.31%	183,546	2,669	1.45%
Total interest-bearing liabilities	1,426,382	6,078	0.43%	1,357,694	5,427	0.40%
Noninterest-bearing deposits	426,274			400,254
Other liabilities	22,048			24,502

Total noninterest-bearing liabilities	448,322			424,756
Total liabilities	1,874,704			1,782,450
Shareholders’ equity	240,778			212,050

Total liabilities and shareholders’ equity	$2,115,482			$1,994,500

Interest income to earning assets			4.24%			4.27%
Net interest spread			3.81%			3.87%
Effect of noninterest-bearing sources			0.12%			0.11%

Tax-equivalent net interest income/ margin on earning assets		$77,263	3.93%		$73,421	3.98%

Tax-equivalent adjustment		$435	0.02%		$431	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
Accretion of fair value marks on loans		$2,730			$3,064
Accretion of fair value marks on time deposits		23			349
Accretion of fair value marks on borrowings		121			150

Net interest income from fair value marks		$2,874			$3,563

Effect of fair value mark accretion on tax-equivalent net interest margin		0.15%			0.19%

*	Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and lease balances

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Asset Quality Data
Nonaccrual loans and leases	$10,096	$8,336	$8,388	$10,236	$10,530
90 days or more past due loans, still accruing	—	—	—	—	—

Nonperforming loans and leases	10,096	8,336	8,388	10,236	10,530
Other real estate owned	1,147	894	853	1,040	855

Total nonperforming assets	$11,243	$9,230	$9,241	$11,276	$11,385

Troubled debt restructurings included in nonperforming assets	$4,315	$1,725	$1,597	$2,698	$1,699
Troubled debt restructurings in compliance with modified terms	4,157	6,913	7,487	6,667	7,277

Total troubled debt restructurings	$8,472	$8,638	$9,084	$9,365	$8,976
Nonperforming loans and leases / portfolio loans & leases	0.61%	0.51%	0.52%	0.65%	0.68%
Nonperforming assets / total assets	0.50%	0.43%	0.43%	0.55%	0.55%
Net loan and lease charge-offs / average loans and leases (annualized)	0.17%	0.10%	0.05%	0.13%	0.09%
Delinquency rate*—Performing and nonperforming loans and leases 30 days or more past due	0.50%	0.48%	0.64%	0.59%	0.65%
Performing loans and leases—30-89 days past due	$2,232	$1,739	$3,743	$1,815	$1,718
Delinquency rate*—Performing loans and leases—30-89 days past due	0.13%	0.11%	0.23%	0.12%	0.11%
* as a percentage of total loans and leases
Changes in the allowance for loan and lease losses:
Balance, beginning of period	$15,599	$15,470	$15,770	$15,515	$15,027
Charge-offs	(864)	(493)	(304)	(538)	(484)
Recoveries	167	72	104	43	160

Net charge-offs	(697)	(421)	(200)	(495)	(324)
Provision for loan and lease losses	(316)	550	(100)	750	812

Balance, end of period	$14,586	$15,599	$15,470	$15,770	$15,515

Allowance for loan and lease losses / loans and leases	0.88%	0.95%	0.96%	1.01%	1.00%
Allowance for loan and lease losses / nonperforming loans and leases	144.5%	187.1%	184.4%	154.1%	147.3%

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(dollars in thousands, except per share data)

	For The Three Months Ended or As Of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
Selected ratios (annualized):
Return on average assets	1.28%	1.21%	1.45%	1.32%	1.26%
Return on average shareholders’ equity	11.23%	10.58%	12.80%	11.71%	11.67%
Return on average tangible equity (2)	14.71%	13.35%	16.31%	15.10%	15.35%
Tax-equivalent yield on loans and leases	4.79%	4.81%	5.00%	5.00%	5.02%
Tax-equivalent yield on interest-earning assets	4.14%	4.18%	4.34%	4.32%	4.33%
Cost of interest-bearing funds	0.43%	0.43%	0.42%	0.42%	0.40%
Tax-equivalent net interest margin	3.84%	3.87%	4.03%	4.02%	4.03%
Book value per share	$17.83	$18.03	$17.74	$17.24	$16.84
Tangible book value per share	$13.58	$14.37	$14.03	$13.47	$13.02
Shares outstanding at end of period	13,769,336	13,730,581	13,719,337	13,656,979	13,650,354
Selected data:
Mortgage loans originated	$29,929	$29,861	$39,575	$17,892	$37,190
Residential mortgage loans sold—servicing retained	$14,382	$16,237	$15,154	$9,086	$12,523
Residential mortgage loans sold—servicing released	92	539	—	152	531

Total residential mortgage loans sold	$14,474	$16,776	$15,154	$9,238	$13,054

Yield on residential mortgage loans sold	3.25%	2.62%	3.54%	3.51%	4.05%
Loans serviced for others (includes residential mortgage, commercial mortgage and commercial & industrial)	$618,001	$624,598	$622,808	$618,348	$628,879
Total wealth assets under management, administration, supervision and brokerage (1)	$7,699,908	$7,580,779	$7,569,842	$7,361,977	$7,268,273

(1)	Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.
(2)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

	For The Twelve Months Ended December 31,
	2014	2013
Selected ratios (annualized):
Return on average assets	1.32%	1.23%
Return on average shareholders’ equity	11.56%	11.53%
Return on average tangible equity (1)	14.85%	15.43%
Tax-equivalent yield on loans and leases	4.90%	5.10%
Tax-equivalent yield on interest-earning assets	4.24%	4.27%
Cost of interest-bearing liabilities	0.43%	0.40%
Tax-equivalent net interest margin	3.93%	3.98%
Selected data:
Residential mortgage loans originated	$117,257	$197,787
Residential mortgage loans sold—servicing retained	$54,859	$127,914
Residential mortgage loans sold—servicing released	783	1,067

Total residential mortgage loans sold	$55,642	$128,981

(1)	Average tangible equity equals average shareholders’ equity minus average goodwill and average other intangible assets.

Bryn Mawr Bank Corporation

Consolidated Selected Financial Data—(unaudited)

(dollars in thousands, except per share data)

Investment Portfolio—Available for Sale	As of December 31, 2014			As of December 31, 2013
			Net			Net
	Amortized	Fair	Unrealized	Amortized	Fair	Unrealized
SECURITY DESCRIPTION	Cost	Value	Gain / (Loss)	Cost	Value	Gain / (Loss)
U.S. Treasury securities	$102	$100	$(2)	$102	$99	$(3)
Obligations of the U.S. Government and agencies	66,881	66,762	(119)	71,097	69,568	(1,529)
State & political subdivisions	28,955	29,045	90	37,140	36,977	(163)
Mortgage-backed securities	79,498	81,382	1,884	119,044	119,363	319
Collateralized mortgage obligations	34,618	34,797	179	44,463	44,243	(220)
Other debt securities	1,900	1,900	—	1,900	1,887	(13)
Bond mutual funds	11,956	11,835	(121)	11,456	11,457	1
Other investments	3,643	3,756	113	1,925	2,214	289

Total investment portfolio available for sale	$227,553	$229,577	$2,024	$287,127	$285,808	$(1,319)

Capital Ratios
	Regulatory Minimum
	To Be	December 31,	September 30,	June 30,	March 31,	December 31,
Bryn Mawr Trust Company	Well Capitalized	2014	2014	2014	2014	2013
Tier I capital to risk weighted assets (“RWA”)	6.00%	11.32%	11.60%	11.68%	11.65%	11.40%
Total (Tier II) capital to RWA	10.00%	12.19%	12.54%	12.62%	12.63%	12.38%
Tier I leverage ratio	5.00%	8.98%	9.39%	9.51%	9.43%	9.14%
Tangible equity ratio	N/A	8.19%	9.21%	9.18%	9.18%	8.78%
Bryn Mawr Bank Corporation
Tier I capital to RWA	6.00%	12.00%	12.05%	11.85%	11.71%	11.57%
Total (Tier II) capital to RWA	10.00%	12.87%	12.99%	12.79%	12.69%	12.55%
Tier I leverage ratio	5.00%	9.43%	9.77%	9.67%	9.50%	9.29%
Tangible equity ratio	N/A	8.61%	9.58%	9.32%	9.23%	8.92%